EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 12, 1996, accompanying the consolidated financial statements of Computer Concepts Corp. and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP

GRANT THORNTON LLP
Melville, New York
July 15, 1996